Special Money Market Fund, Inc.
Semi-Annual period ending 12/31/03
File No. 811-5951


SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders



A Special Meeting of Shareholders was held on July 2, 2003, and adjourned to July 24, 2003 and further adjourned to August 8, 2003. At such meetings the shareholders approved the following proposals:

  1)* To approve the election of ten (10) directors to the Board of Directors, as follows:

  ? David E.A. Carson
  ? Robert E. La Blanc
  ? Robert F. Gunia
  ? Douglas H. McCorkindale
  ? Stephen P. Munn?
  ? Richard A. Redeker
  ? Judy A. Rice
  ? Robin B. Smith
  ? Stephen Stoneburn
  ? Clay T. Whitehead

The result of the proxy solicitation on the preceding matter was:










Matter


Votes
For


Votes
Again
st


Votes
Withheld


Abstentio
ns

David E.A. Carson

144,825,472

?

7,159,290

?
Robert E. La Blanc

144,749,930

?

7,234,832

?
Robert F. Gunia

144,790,487

?

7,194,275

?
Douglas H.
McCorkindale

144,819,993

?

7,164,769

?
Stephen P. Munn?

144,832,429

?

7,152,333

?
Richard A. Redeker

144,859,533

?

7,125,229

?
Judy A. Rice

144,681,021

?

7,303,741

?
Robin B. Smith

144,682,716

?

7,302,046

?
Stephen Stoneburn

144,860,552

?

7,124,210

?
Clay T. Whitehead

144,799,973

?

7,184,789

?

?Mr. Munn ceased being a director effective November 30, 2003.


  2)* To Permit the Manager to Enter into, or make material changes to, Subadvisory Agreements without shareholder approval.






For


Against


Abstain

112,758,334

14,195,298

4,927,078

  3)* To Permit an amendment to the Management Contract
Between PI and the Company.






For


Against


Abstain

135,770,251

10,535,148

5,679,363

  4a)* To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.






For


Against


Abstain

117,619,227

9,690,288

4,571,145

  4b)* To approve changes to fundamental investment restrictions or policies, relating to:
issuing senior securities, borrowing money or pledging assets.






For


Against


Abstain

115,398,238

11,714,696

4,767,776

  4c)* To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.






For


Against


Abstain

117,292,938

10,026,590

4,561,182

  4d)* To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.






For


Against


Abstain

116,630,284

10,648,297

4,602,129

  4e)* To approve changes to fundamental investment restrictions or policies, relating to: fund concentration.






For


Against


Abstain

116,634,069

10,041,164

5,205,477

  4f)* To approve changes to fundamental investment restrictions or policies, relating to: making loans.






For


Against


Abstain

115,645,095

11,385,874

4,849,741


  4g)* To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.






For


Against


Abstain

115,897,887

10,801,993

5,180,830

  5)** To approve amendments to the Company?s
Articles of Incorporation.






For


Against


Abstain

117,328,171

9,719,371

4,833,168

* Approved at the July 2, 2003 meeting.
** Approved at the August 8, 2003 meeting.


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